                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2004 relating to the consolidated financial statements, which appears in the ScanSoft, Inc. Annual Report on Form 10-K/T for the year ended September 30, 2004.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 16, 2005